UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 15, 2010
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective April 15, 2010, the Board of Directors of Quiksilver, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Governance Committee, appointed Robert Lewis Mettler to the Board of Directors.
     Mr. Mettler, age 69, held various executive positions at Macy’s, Inc. between 2000 and his retirement in January 2009. From 2000 to 2002 he served as President and Chief Operating Officer of Macy’s West, and from 2002 to 2008, he served as Chairman and Chief Executive Officer of Macy’s West. Most recently, Mr. Mettler was the President of Special Projects at Macy’s, Inc. between 2008 and his retirement in 2009. Prior to joining Macy’s, Mr. Mettler held various executive positions in the retail industry, including President of Merchandising — Full Line Stores of Sears, Roebuck and Co. from 1996 to 2000, President of Apparel and Home Fashions of Sears from 1993 to 1996, and President and Chief Executive Officer of Robinson’s May Company from 1987 to 1993. Mr. Mettler graduated from the University of Virginia with a B.A. degree in economics. Mr. Mettler also serves on the Board of Directors of Jones Apparel Group, Inc. and Stein Mart, Inc.
     There is no arrangement or understanding pursuant to which Mr. Mettler was elected as a director and there are no related party transactions between the Company and Mr. Mettler.
     Under the Company’s 2000 Stock Incentive Plan, each non-employee director is automatically awarded an option to purchase 25,000 shares of common stock and awarded 15,000 shares of restricted common stock when he or she first becomes a member of the Board of Directors. Thereafter, on the date of each annual meeting of stockholders, provided that the non-employee director continues to serve as a director after such meeting and has served as a director for at least six months, there is an additional award of options to purchase 25,000 shares of common stock and an award of 15,000 shares of restricted common stock. As a result, upon his appointment to the Board, Mr. Mettler was awarded an option to purchase 25,000 shares of common stock, at an exercise price of $5.35 per share, and awarded 15,000 shares of restricted common stock. Each option has an exercise price per share equal to fair market value on the grant date and a maximum term of seven years, subject to earlier termination upon a director’s cessation of service on the Board. Each option is immediately exercisable and fully vested for all of the option shares. The restricted stock awards vest in a series of three successive equal annual installments over the period beginning with the date of such award, provided the director continues to serve as a member of the Board. The Company also enters into an Indemnity Agreement with each of its directors, the form of which is attached to the Company’s Form 10-K for the fiscal year ended October 31, 2006, as Exhibit 10.8.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2010	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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